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                                                                 EXHIBIT 11.1

                       LATTICE SEMICONDUCTOR CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE
                     (In thousands, except per share data)
                                   (unaudited)


                                               THREE MONTHS ENDED
                                            ------------------------
                                             JUNE 28,       JUNE 29,
                                               1997           1996
                                            ---------      ---------
Net income                                  $  14,168      $  10,448
                                            ---------      ---------
                                            ---------      ---------

Weighted average common stock and
  common stock equivalents:

    Common stock                               22,996         22,193
    Options and warrants                          722            458
                                            ---------      ---------
                                               23,718         22,651
                                            ---------      ---------
                                            ---------      ---------

Net income per share                        $    0.60      $    0.46
                                            ---------      ---------
                                            ---------      ---------


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